Exhibit 99.03

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors

Citigroup Inc.:

We consent to the incorporation by reference in the Registration Statements on:

• Form S-3

Nos. 33-49280, 33-55542, 33-56940, 33-68760, 33-51101, 33-62903, 33-63663, 333-04809, 333-12439, 333-27155, 333-37992, 333-42575, 333-44549, 333-48474, 333-49442, 333-51201, 333-68949, 333-68989, 333-90079, 333-57364, 333-75554, 333-102206, 333-103940, 333-105316, 333-106510, 333-106598, 333-108047, 333-117615, and 333-122925; and

• Form S-8

Nos. 33-38109, 33-39025, 33-47437, 33-50206, 33-64985, 333-00983, 333-02809, 333-02811, 333-07077, 333-12697, 333-49124, 333-56589, 333-77425, 333-94905, 333-46268, 333-58460, 333-58458, 333-63016, 333-101134, 333-107166, 333-112928, 333-119680 and 333-124635

of Citigroup Inc. of our report dated February 25, 2005, except as to notes 1, 3, 4, 5, 9, 14, 16, 17, 18 and 21, which are as of June 7, 2005 with respect to the consolidated balance sheets of Citigroup Inc. and subsidiaries (“Citigroup”) as of December 31, 2004 and 2003, and the related consolidated statements of income, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2004, which report is included in Exhibit 99.02 of Citigroup’s Form 8-K filed on June 7, 2005.  Our report refers to changes, in 2003, in Citigroup’s methods of accounting for variable interest entities and stock-based compensation and, in 2002, in Citigroup’s methods of accounting for goodwill and intangible assets and accounting for the impairment or disposal of long-lived assets.

/s/ KPMG LLP
New York, New York
June 7, 2005